UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  June 26, 2014

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

__________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On June 27, 2014, the Board of Directors of AT&T Inc. (“AT&T”) increased the size of the Board from 13 to 14 members and elected Glenn H. Hutchins as a Director to fill the resulting vacancy. The Board also appointed Mr. Hutchins to the Corporate Development and Finance Committee. Mr. Hutchins will be compensated for his service as a non-employee Director as described beginning on page 12 of AT&T’s 2014 Proxy Statement. The Board has determined that Mr. Hutchins is independent, based on the independence standards of the New York Stock Exchange and AT&T’s additional independence standards, which are set forth on page 11 of AT&T’s 2014 Proxy Statement.

Compensatory Arrangements of Certain Officers

On June 26, 2014, the Human Resources Committee of the Board of Directors of AT&T approved amendments to the AT&T Change in Control Severance Plan (the “CiC Plan”). At the AT&T 2014 annual meeting, stockholders approved the AT&T Severance Policy, which provides that future severance benefits for an executive officer will not exceed 2.99 times the executive’s annual base salary plus target bonus, unless the payments receive stockholder approval. The CiC Plan provides for the payment of 2.99 times an officer’s most recent salary and target bonus along with certain health, welfare and other benefits in the event a covered officer is terminated or leaves for good reason (as defined in the plan) after a change in control. The CiC Plan was amended effective January 1, 2015, to provide that a participant may receive no more than 2.99 times the participant’s most recent salary and target bonus upon a qualifying termination. The foregoing description of the CiC Plan does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the plan, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Also on June 26, 2014, the Human Resources Committee approved amendments to the AT&T Health Plan. The Health Plan, which was closed to new participants in 2010, provides participating officers with health benefits that are supplemental to those provided under AT&T’s basic management health plan. The Health Plan was amended effective January 1, 2015, to provide, for participants who are eligible for Medicare, that health benefits beyond those provided by Medicare will be provided solely by the Health Plan rather than by the Health Plan in conjunction with AT&T’s basic management health plan. The foregoing description of the Health Plan does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the plan, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	AT&T Inc. Change in Control Severance Plan
10.2	AT&T Health Plan

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: June 30, 2014	By: /s/ Stacey S. Maris Stacey S. Maris Senior Vice President and Secretary